Exhibit 10.50

AMENDMENT NUMBER FOUR

TO THE

WEST CORPORATION NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, West Corporation, a Delaware corporation (the “Company”), maintains the West Corporation Nonqualified Deferred Compensation Plan, as amended and restated effective as of March 27, 2013 and amended by Amendment Number One dated as of April 24, 2013, Amendment Number Two dated as of January 29, 2014 and Amendment Number Three dated as of July 30, 2014 (the “Plan”);

WHEREAS, pursuant to Article VIII of the Plan, the Company has the authority to amend the Plan; and

WHEREAS, the Board of Directors has authorized an amendment of the Plan to permit the Company to provide Plan participants the opportunity to withhold at a rate different from the minimum statutory rate in accordance with applicable law and accounting rules.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 26, 2017, as follows:

1. The parenthetical at the end of the second sentence of Section 6.5 (Taxes) is hereby amended and restated in its entirety as follows:

“(but, in the case of Common Stock, not in excess of the applicable minimum statutory withholding rate, or such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and as permitted under applicable withholding rules of the Internal Revenue Service (or the applicable taxing authority))”

***

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent as of January 26, 2017.

WEST CORPORATION

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer

2